           TENDER OF 10% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A
                                IN EXCHANGE FOR
                10% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                          ALLIANCE GAMING CORPORATION

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
        ON              , 1997, UNLESS EXTENDED (THE "EXPIRATION DATE").
              EXISTING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders and Depository
  Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by Alliance Gaming Corporation (the "Company"), a Nevada corporation, to exchange its 10% Senior Subordinated Notes Due 2007, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 10% Senior Subordinated Notes Due 2007, Series A (the "Existing Notes") upon the terms and subject to the conditions set forth in the Company's
Prospectus, dated             , 1997, and the related Letter of Transmittal
(which together constitute the "Exchange Offer").

     Enclosed herewith are copies of the following documents:

          1. Prospectus dated             , 1997;

          2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

          3. Notice of Guaranteed Delivery; and

          4. Letter which may be sent to your clients for whose account you hold Existing Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

     We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

     The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered.

     Pursuant to the Letter of Transmittal, each Holder of Existing Notes will represent to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes within the meaning of the Securities Act, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Existing Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Existing Notes, it represents that such Existing Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities

Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The enclosed Letter to Clients contains an authorization by the beneficial owners of the Existing Notes for you to make the foregoing representations.

     The Company will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Existing Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Existing Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Additional copies of the enclosed material may be obtained from the undersigned.

                                          Very truly yours,
                                          UNITED STATES TRUST COMPANY
                                            OF NEW YORK

           Tender of 10% Senior Subordinated Notes Due 2007, Series A
                                 in Exchange for

                10% Senior Subordinated Notes Due 2007, Series B
                           ALLIANCE GAMING CORPORATION

                THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW
            YORK CITY TIME, ON               , 1997, UNLESS EXTENDED
                            (THE "EXPIRATION DATE").
                  EXISTING NOTES TENDERED IN THE EXCHANGE OFFER
                      MAY BE WITHDRAWN AT ANY TIME PRIOR TO
                              THE EXPIRATION DATE.

To Our Clients:

         We are enclosing herewith a Prospectus, dated _________, 1997, of Alliance Gaming Corporation (the "Company"), a Nevada corporation, and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by the Company, to exchange its 10% Senior Subordinated Notes Due 2007, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for a like principal amount of its issued and outstanding 10% Senior Subordinated Notes Due 2007, Series A (the "Existing Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

         The Exchange Offer is not conditioned upon any minimum number of Existing Notes being tendered.

         We are the holder of record of Existing Notes held by us for your own account. A tender of such Existing Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Existing Notes held by us for your account.

         We request instructions as to whether you wish to tender any or all of the Existing Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

         Pursuant to the Letter of Transmittal, each holder of Existing Notes will represent to the Company that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Existing Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned in an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Existing Notes, it represents that such Existing Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                Very truly yours,

                        INSTRUCTION TO REGISTERED HOLDER
          AND/OR BOOK ENTRY TRANSFER PARTICIPANT FROM BENEFICIAL OWNER
                                      FOR
           TENDER OF 10% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A
                                IN EXCHANGE FOR
                10% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                          ALLIANCE GAMING CORPORATION

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
         ON            , 1997, UNLESS EXTENDED (THE "EXPIRATION DATE").
              EXISTING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE
              WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
          , 1997 (the "Prospectus") of Alliance Gaming Corporation, a Nevada corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 10% Senior Subordinated Notes Due 2007, Series B (the "Exchange Notes") for all of its outstanding 10% Senior Subordinated Notes Due 2007, Series A (the "Existing Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Existing Notes held by you for the account of the undersigned.

     The aggregate face amount of the Existing Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

          $          of the 10% Senior Subordinated Notes Due 2007, Series A.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

          [ ] To TENDER the following Existing Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF EXISTING NOTES TO BE
     TENDERED (IF ANY): $          .

          [ ] NOT to TENDER any Existing Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Existing Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the Exchange Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Existing Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such Exchange Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Existing Notes, it represents that such Existing Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s) (Please Print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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